UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

Utilicraft Aerospace Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128758	20-1990623
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

Double Eagle Airport
Albuquerque, New Mexico 87121
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (888)897-0771

Not applicable

(Former name or former address, if changed since last report)

Check  the  appropriate box below if  the Form 8-K  filing is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions:

|_|  Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting  material  pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement  communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement  communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 15, 2010, Utilicraft Aerospace Industries, Inc. (the "Company") and United Aircraft Development Partners, Inc., a Wyoming corporation ("UADP") agreed to terminate the Subsidiary Acquisition Agreement (the “Acquisition Agreement”) entered into on January 21, 2010 providing for the acquisition of UADP by the Company for 103,250,000 shares of the Company’s common stock. A description of the terms of the Acquisition Agreement was previously described in the Form 8-K filed by the Company on January 22, 2010 and is incorporated herein by reference.  The Acquisition Agreement wa sterminated by the mutual written consent of both parties, without any Company shares being issued to UADP and without the incursion of any termination penalties, as the incorporation of UADP’s assets into the Company was not progressing as expected.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

    (c)  Exhibits

Exhibit No.	Description
10.1	Subsidiary Acquisition Termination Agreement

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTILICRAFT AEROSPACE INDUSTRIES, INC.

Date: June 16, 2010	By:	/s/ John J. Dupont
John J. Dupont
Chief Executive Officer

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